SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): December 27, 1996
                        Commission File Number: 0-14096


                             FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                              87-0422812
     (State or other jurisdiction of           (IRS Employer
     incorporation or organization)            Identification No.)


      12596 W. BAYAUD AVENUE
     SUITE 300, LAKEWOOD, COLORADO               80228
     (Address of Principal Executive Offices)  (Zip Code)


              Registrant's Telephone Number, including Area Code:
                        (303) 988-3122

                             N/A
     (Former name, former address, and formal fiscal year, if changed since last report)

                             ITEM 5.  OTHER EVENTS

     On December 27, 1996, Foreland Corporation announced that testing of the Pine Creek #1-7 well has been substantially completed. The well is located in the Pine Valley, Nevada. Several zones in the Devonian carbonates, the Tertiary volanics, and the valley fill section were tested. A high gravity, low pour point oil was recovered from the well, but the water cut was too high to economically produce. Based on the dipmeter logs and 2D seismic data, updip locations may exist for the reservoirs which tested oil. In order to further refine these potential updip drilling locations as well as identify other exploratory drilling targets, Foreland and its partners have approved a 16.75 square mile 3D seismic acquisition program. Surveying, archaeology, and shooting are expected to take two months. Processing of the data will begin in the second quarter of 1997. The data will be interpreted by Foreland personnel by integrating the drilling results from the Pine Creek well. Foreland has a 56.25% working interest in this project.

     Foreland also announced that additional testing has been completed on the Deadman Creek #44-13 well. Oil has been tested at rates of 20 to 40 barrels per day. The oil is high gravity (32.) and low pour point (42.). Based on the test results, Foreland is acquiring the surface equipment required to place this well into production. Production should commence by May 1997. Foreland believes that testing oil from the Deadman Creek well has opened up a new area and a new formation to oil production in Nevada. The nearest oil production is nearly 100 miles away from this well, and no other Nevada well has ever produced oil from this horizon. Foreland is now evaluating other drilling techniques, including horizontal drilling, in order to increase the production rate from future wells. The Deadman Creek well is located in Toano Draw in northeastern Nevada.

     Foreland also announced that drilling will commence on the Ghost Ranch #38-35 well in January. This well is a westerly offset to the Ghost Ranch #48-35 discovery well. The #38-35 is designed to test the same horizon which produces in the discovery well at a restricted rate of 200 to 250 barrels of oil per day. Drilling rig availability had delayed the start of this well. The Ghost Ranch field is located in Railroad Valley, Nevada. Foreland has 60% of the working interest in this well and is the operator. Plains Petroleum Operating Co., a wholly-owned subsidiary of Barrett Resources (NYSE: BRR) has the remaining 40% working interest.

                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.      Not applicable.

(b) Pro forma financial information.     Not applicable.

(c) Exhibits.  The following exhibit is included as part of this report:  None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 1996

                                FORELAND CORPORATION

                                By: /s/ Kenneth Ransom, Vice President